As filed with the Securities and Exchange Commission on January 29, 2010

Registration No. 333-149550

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FISERV, INC.

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	39-1506125
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Fiserv Drive

Brookfield, Wisconsin 53045

(Address of Principal Executive Offices)(Zip Code)

CheckFree Services Corporation 401(k) Plan

(Full Title of the Plan)

Thomas J. Hirsch	with a copy to:
Executive Vice President,
Chief Financial Officer, Treasurer	Benjamin F. Garmer, III
and Assistant Secretary	John K. Wilson
Fiserv, Inc.	Foley & Lardner LLP
255 Fiserv Drive	777 East Wisconsin Avenue
Brookfield, Wisconsin 53045	Milwaukee, Wisconsin 53202
(262) 879-5000	(414) 271-2400
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Registration Statement No. 333-149550 on Form S-8 (the “Registration Statement”) covered shares of common stock, par value $0.01 per share, of Fiserv, Inc., a Wisconsin corporation (“Fiserv”), issuable by Fiserv pursuant to The CheckFree Services Corporation 401(k) Plan (the “Plan”), and interests in the Plan to be offered or sold pursuant to the Plan.

On December 18, 2009, all of the assets and liabilities of the Plan were transferred to the 401(k) Savings Plan of Fiserv, Inc. and its Participating Subsidiaries (the “Transfer”). As a result of the Transfer, this post-effective amendment terminates the offering of all securities pursuant to the Registration Statement.

In connection with the Transfer, Fiserv has filed a Certification and Notice of Termination of Registration under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to terminate the reporting obligations of the Plan under the Exchange Act.

The offering contemplated by this Registration Statement has been terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, Fiserv is removing from registration, by means of a post-effective amendment to the Registration Statement, any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on January 29, 2010.

FISERV, INC.

By:	/S/ THOMAS J. HIRSCH
Thomas J. Hirsch Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on January 29, 2010.

Signature	Title

*	Chairman of the Board
Donald F. Dillon

*	Director, President and Chief Executive Officer
Jeffery W. Yabuki	(Principal Executive Officer)

/S/ THOMAS J. HIRSCH	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
Thomas J. Hirsch	(Principal Financial and Accounting Officer)

*	Director
Daniel P. Kearney

*	Director
Peter J. Kight

*	Director
Gerald J. Levy

*	Director
Denis J. O’Leary

*	Director
Glenn M. Renwick

*	Director
Kim M. Robak

Signature	Title

*	Director
Doyle R. Simons

*	Director
Thomas C. Wertheimer

*By:	/S/ THOMAS J. HIRSCH
Thomas J. Hirsch Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, CheckFree Services Corporation has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on January 29, 2010.

CHECKFREE SERVICES CORPORATION 401(K) PLAN

By:	CheckFree Services Corporation, the administrator of the CheckFree Services Corporation 401(k) Plan

By:	/S/ THOMAS J. HIRSCH
Thomas J. Hirsch Executive Vice President and Chief Financial Officer